                            ASSET PURCHASE AGREEMENT


                                 BY AND BETWEEN


                          DOCUCORP INTERNATIONAL, INC.,
                                    AS BUYER

                                       and


                              NEWBRIDGE CORPORATION
                                    AS SELLER







                            DATED: SEPTEMBER 24, 2004

                               TABLE OF CONTENTS

                                                                            PAGE

ARTICLE 1        SALE AND PURCHASE.............................................1
     1.1      Sale and Purchase of Assets......................................1
     1.2      Payment or Assumption of Liabilities.............................1
     1.3      Purchase Price...................................................2
     1.4      Holdback Amount..................................................2
     1.5      Closing..........................................................3
     1.6      Allocation of Purchase Price; Section 338(h)(10) Election........3
     1.7      Public Announcements.............................................4
ARTICLE 2        REPRESENTATIONS AND WARRANTIES OF SELLER......................4
     2.1      Organization and Good Standing...................................4
     2.2      Ownership........................................................4
     2.3      No Ownership Interests...........................................4
     2.4      Authority........................................................4
     2.5      No Conflicts.....................................................5
     2.6      Consents and Approvals...........................................5
     2.7      Title to Properties; Condition...................................5
     2.8      Financial Statements.............................................6
     2.9      Customary Business Practice......................................6
     2.10     Absence of Certain Changes or Events.............................7
     2.11     Absence of Defaults..............................................9
     2.12     Compliance with Laws.............................................9
     2.13     Tax Returns and Reports..........................................9
     2.14     Litigation......................................................10
     2.15     Customers and Suppliers.........................................10
     2.16     Accounts Receivable and Accounts Payable........................11
     2.17     Inventories.....................................................11
     2.18     ERISA and Related Matters.......................................11
     2.19     Contracts and Commitments.......................................13
     2.20     Patents, Trademarks and Copyrights..............................14
     2.21     Insurance.......................................................14
     2.22     Employees.......................................................14
     2.23     Labor Agreements; Disputes......................................14
     2.24     Regulatory Filings..............................................15
     2.25     Environmental and Health and Safety Matters.....................15
     2.26     Brokers/Advisors................................................17

                               TABLE OF CONTENTS
                                  (continued)

     2.27     Disclosure......................................................17
     2.28     Transactions with Affiliates....................................18
ARTICLE 3        REPRESENTATIONS AND WARRANTIES OF BUYER......................18

     3.1      Organization and Good Standing..................................18
     3.2      Authority of Buyer..............................................18
     3.3      No Conflicts....................................................18
     3.4      Consents and Approvals..........................................19
     3.5      Brokers.........................................................19
     3.6      Litigation......................................................19
ARTICLE 4        COVENANTS OF SELLER..........................................19

     4.1      Approvals.......................................................19
     4.2      Compliance with Legal Requirements..............................19
     4.3      Change of Corporate Name........................................20
     4.4      Confidentiality.................................................20
     4.5      Required Financial Statements...................................20
     4.6      Payments Received Post-Closing..................................20
     4.7      Cooperation and Support.........................................20
ARTICLE 5        COVENANTS OF BUYER...........................................21

     5.1      Approvals.......................................................21
     5.2      Compliance with Legal Requirements..............................21
     5.3      Books and Records...............................................21
     5.4      Payment of Assumed Liabilities..................................21
     5.5      Indemnification for Guarantees..................................21
ARTICLE 6        DELIVERIES TO BUYER AT CLOSING...............................21

     6.1      Consents, Authorizations, Etc...................................21
     6.2      Corporate Action by Seller......................................22
     6.3      Employment and Noncompetition Agreements........................22
     6.4      Instruments of Conveyance.......................................22
     6.5      Physical Possession and Control.................................22
     6.6      Specific Assignments............................................22
     6.7      Other Requested Documents.......................................22
ARTICLE 7        DELIVERIES TO SELLER  AT CLOSING.............................22

     7.1      Corporate Action by Buyer.......................................22
     7.2      Delivery of Purchase Price......................................23
     7.3      Assumption of Assumed Liabilities...............................23

ARTICLE 8        SURVIVAL OF REPRESENTATIONS AND WARRANTIES...................23
ARTICLE 9        INDEMNIFICATION..............................................23

     9.1      Indemnification of Buyer Indemnitees............................23
     9.2      Indemnification of Seller Indemnitees...........................23
     9.3      Method of Asserting Claims, Etc.................................24
     9.4      Payment of Indemnity............................................26
     9.5      Adverse Consequences............................................26
ARTICLE 10       NOTICES......................................................26
ARTICLE 11       MISCELLANEOUS................................................27

     11.1     Incorporation of Schedules; Entire Agreement....................27
     11.2     Waiver..........................................................27
     11.3     Amendment.......................................................27
     11.4     Counterparts....................................................28
     11.5     Headings........................................................28
     11.6     Governing Law...................................................28
     11.7     Risk of Loss....................................................28
     11.8     Binding Effect..................................................28
     11.9     Expenses........................................................28
     11.10    Further Assurances..............................................28
     11.11    No Third Party Beneficiary......................................28

                                    SCHEDULES

Schedule 1.1       Subsidiaries
Schedule 1.2       Assumed Liabilities
Schedule 2.2       Liens on Stock of Subsidiaries
Schedule 2.5       Conflicts
Schedule 2.7       Claims
Schedule 2.8       Financial Statements
Schedule 2.10      Absence of Conflicts
Schedule 2.11      Defaults
Schedule 2.13      Tax Matters
Schedule 2.14      Litigation
Schedule 2.15      Customers and Suppliers
Schedule 2.16      Accounts Receivable and Accounts Payable
Schedule 2.18      Employee Benefit Plans
Schedule 2.19      Contracts and Commitments
Schedule 2.20      Patents, Trademarks and Copyrights
Schedule 2.21      Insurance
Schedule 2.22      Employee Matters
Schedule 2.28      Transactions with Affiliates
Schedule 5.4       Payment of Assumed Liabilities
Schedule 5.5       Indemnification for Guarantees

                            ASSET PURCHASE AGREEMENT

        THIS ASSET PURCHASE AGREEMENT, dated as of September 24, 2004 (together with the schedules attached hereto, the "AGREEMENT") is by and between Docucorp International, Inc., a Delaware corporation (the "BUYER"), and Newbridge Corporation, a Texas corporation (the "SELLER").

        WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the business and assets of Seller for the purchase price and upon and subject to the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the mutual premises, covenants and agreements set forth herein and in reliance upon the representations and warranties contained herein, the parties hereto covenant and agree as follows:

                                   ARTICLE 1
                                SALE AND PURCHASE

        1.1 SALE AND PURCHASE OF ASSETS. On the terms and subject to the conditions contained in this Agreement, Seller shall sell, transfer, convey, assign and deliver to Buyer, at the Closing (as hereinafter defined) on the Closing Date (as hereinafter defined), and Buyer shall purchase from Seller, subject to all liens, encumbrances, mortgages, pledges, charges, options, rights, security interests, agreements or claims of any nature whatsoever, recorded or unrecorded (individually a "LIEN" and collectively the "Liens"), all of Seller's right, title and interest in and to all of Seller's properties and assets, wherever located (the "ASSETS"), including without limitation, all assets included in the Financial Statements (as hereinafter defined) of Seller and all of the capital stock of Seller's subsidiaries set forth on SCHEDULE 1.1 (the "SUBSIDIARIES"). Seller's business (the "BUSINESS") is operated by, and all accounts and notes receivable, bank accounts, machinery and equipment, office furniture and equipment, furnishings, fittings, accessories, appliances, computer software, contracts, licenses, permits, customer contact lists, rights to the name "Newbridge," "Newbridge Information Services," "Matrix Digital Technologies" and any derivative or similar names, operating rights, rights to telephone numbers, intellectual property, trade secrets, proprietary rights, customer and marketing data, inventions, URLs, confidential business information, books and records and other rights and tangible or intangible assets in any way pertaining to, related, identified to or with, or otherwise used or useable in Seller's Business are owned by, the Subsidiaries.

        1.2 PAYMENT OR ASSUMPTION OF LIABILITIES. Buyer shall assume the Assumed Liabilities (as defined below) on the Closing Date and shall perform such Assumed Liabilities in accordance with their terms or otherwise arrange for their discharge. The term "ASSUMED LIABILITIES" shall mean (i) the performance by Buyer of the contractual obligations of Seller and the Subsidiaries under all of the contracts of Seller and the Subsidiaries ("ASSUMED CONTRACTS"), and (ii) the assumption of the liabilities of Seller and the Subsidiaries as set forth in the Financial Statements or on SCHEDULE 1.2 or incurred in the ordinary course of the Business since August 31, 2004; provided, however, Buyer shall neither assume nor agree to pay, perform or discharge the following debts, liabilities and obligations (the "EXCLUDED LIABILITIES"):

                (a) VIOLATION OF REPRESENTATIONS, ETC. Debts, obligations or liabilities which arise or exist in violation of any of the representations, warranties, covenants or agreements of Seller contained in this Agreement or in any statement or certificate delivered to Buyer by or on behalf of Seller on or before the Closing Date pursuant to this Agreement or in connection with the transactions contemplated hereby.

                (b) CONTINGENT LIABILITIES. Contingent liabilities known to Seller and not disclosed to Buyer in writing.

                (c) TAXES DUE ON SALE. Debts, obligations or liabilities of Seller for federal, state, county, local, foreign or other income or transfer taxes or assessments (including interest and penalties thereon, if any) of any kind whatsoever arising from the sale, transfer or delivery of the Business or the Assets pursuant to this Agreement (including without limitation taxes arising from the deemed sale of assets resulting from the Section 338(h)(10) Election described herein), which taxes shall be solely the responsibility of Seller.

                (d) LITIGATION. Debts, expenses, obligations or liabilities of Seller arising out of any action, suit, arbitration or proceeding pending as of the Closing Date and that has not been disclosed to Buyer in writing.

                (e) TRANSACTION EXPENSES. Transaction expenses of Seller including without limitation accountant's and attorneys' fees incurred in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated hereby.

                (f) SELLER'S EQUITY ARRANGEMENTS. Any amounts owed to any employee or shareholder of Seller pursuant to Seller's stock option plan or any similar equity compensation plan.

        1.3 PURCHASE PRICE. In consideration for the sale and assignment by Seller to Buyer of the Business and the Assets, (i) Seller shall assign and Buyer shall assume the Assumed Liabilities and (ii) Buyer shall pay to Seller Two Million Five Hundred FIFTY Thousand NO/100 Dollars ($2,550,000.00), (the "PURCHASE PRICE"), less the Holdback Amount (as hereinafter defined). The Purchase Price less the Holdback Amount (the "INITIAL PURCHASE PRICE") shall be payable at the Closing in cash as set forth in Section 1.5 below.

        1.4     HOLDBACK AMOUNT.

                (a) An amount equal to ten percent (10%) of the Purchase Price (the "HOLDBACK AMOUNT") shall be withheld for a period of 180 days following the Closing Date (the "HOLDBACK PERIOD") from the Purchase Price payable at Closing as security for any indemnification claims raised on or before the last day of the Holdback Period.

                (b) On the 90th day following the Closing, one-half of the Holdback Amount shall be released to Seller less the amount of any indemnification claims which have been raised prior to such date. On the 180th day following the Closing, the remaining one-half of the Holdback Amount shall be released to Seller less the amount of any additional indemnification claims which have been raised prior to such date. Any amounts retained by the Buyer for the satisfaction of indemnification claims shall be retained by Buyer until resolution of such claims and promptly paid following and in accordance with such resolution.

        1.5 CLOSING. Subject to the terms and conditions hereof, the consummation of the sale and purchase of the Business and the Assets provided for herein (the "CLOSING") shall take place on September 24, 2004 (the "CLOSING DATE") at the offices of the Buyer's counsel in Dallas, Texas, at 9:00 a.m. local time, or at such other place or time upon which Buyer and Seller may mutually agree in writing. At the option of the parties to this Agreement, documents to be delivered at the Closing may be delivered to the place of Closing by facsimile transmission on the Closing Date, and the original documents shall be delivered to the place of Closing on the first business day following the Closing Date. At the Closing, Buyer shall pay the Initial Purchase Price to or for the benefit of Seller by wire transfer in immediately available federal funds and shall pay the other amounts required to be paid at Closing pursuant to Section 5.4. Each of Buyer and Seller shall further deliver such certificates and other documents required to be delivered by such party pursuant to Articles 6 and 7 hereof.

        1.6     ALLOCATION OF PURCHASE PRICE; SECTION 338(H)(10) ELECTION.

                (a) Buyer and Seller will join in making a timely election under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended (the "Code"), and any comparable elections, with respect to the purchase of the shares of the capital stock of the Subsidiaries, under any state or local income tax law (each a "Section 338(h)(10) Election"). Buyer represents and warrants that it is qualified to make such election. If the Section 338(h)(10) Election is made, Buyer and Seller shall (i) negotiate in good faith and agree to an allocation of the purchase price among the assets of the Subsidiaries that are deemed to have been acquired pursuant to Section 338(h)(10) of the Code and comparable state income tax provisions (the "Section 338 Asset Allocation Schedule") and (ii) within ninety (90) days after the Closing Date, exchange completed and properly executed copies of Internal Revenue Service Form 8023A, the required schedules related thereto, and comparable state forms and schedules, all of which are to be prepared on a basis consistent with the Section 338 Asset Allocation Schedule. If any changes are required to be made to these forms or schedules (including the Section 338 Asset Allocation Schedule) as a result of information that first becomes available after the Closing Date, the parties shall promptly and in good faith reach an agreement as to the precise changes required to be made. Buyer will prepare all documents and materials necessary in connection with making a Section 338(h)(10) Election, and Seller agrees to assist Buyer and cooperate with Buyer in connection therewith, including filing a copy of the election in its tax return as required by the Code.

                (b) Buyer and the Seller will prepare and file all tax returns and reports with respect to taxes including if necessary, Internal Revenue Service Form 8594 and comparable state forms in a manner consistent with the Section 338(h)(10) Election and the valuation of the assets as set forth in the Section 338 Asset Allocation Schedule. All taxes imposed on the deemed sale of assets resulting from the Section 338(h)(10) Election will be included in Seller's tax returns as applicable and will be paid by Seller.

        1.7 PUBLIC ANNOUNCEMENTS. Before making any public announcements with respect to this Agreement or the transactions contemplated hereby, Seller and Buyer shall each consult with the other and shall use good faith efforts to agree upon the text of a joint announcement to be made by Seller and Buyer or use good faith efforts to obtain the other party's approval of the text of any public announcement to be made; PROVIDED, HOWEVER, THAT Buyer shall have final approval with respect to any public announcements.

                                   ARTICLE 2
                    REPRESENTATIONS AND WARRANTIES OF SELLER

        Seller hereby represents and warrants to Buyer that:

        2.1 ORGANIZATION AND GOOD STANDING. Each of Seller and the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Each of Seller and the Subsidiaries has all requisite corporate power and authority to own, hold, use and lease its properties and assets and to conduct its business as it is now being conducted. Each of Seller and the Subsidiaries is duly qualified as a foreign corporation and is in good standing in all jurisdictions in which the character of the properties and assets now owned or leased by it or the nature of the business now conducted by it requires it to be so qualified, except for those jurisdictions in which failure to so qualify would not have a material adverse effect on Seller or the Subsidiaries taken as a whole. Seller has delivered to Buyer true, complete and correct copies of its articles or certificate of incorporation and bylaws of Seller and each of the Subsidiaries, each as amended to the date of this Agreement.

        2.2 OWNERSHIP. Seller is the record and beneficial holder of all of the issued and outstanding capital stock of each of the Subsidiaries free and clear of all liens, claims and encumbrances other than as set forth on SCHEDULE
2.2. There is no existing option, warrant, call, commitment or other agreement with respect to the capital stock of any Subsidiary of Seller.

        2.3 NO OWNERSHIP INTERESTS. Except for the Subsidiaries, Seller does not own or control, directly or indirectly, shares of capital stock, debt instruments or other securities of any corporation or hold, directly or indirectly, any interest in any trust, partnership, limited partnership, joint venture, business association, limited liability company, unincorporated business, proprietorship, business enterprise or other business entity whatsoever that is in any way engaged directly or indirectly in the Business or that otherwise has any interest in and to any of the Assets.

        2.4 AUTHORITY. Seller has all requisite corporate power and authority to enter into, execute and deliver this Agreement and the documents contemplated hereby to be executed by Seller and to perform the obligations to be performed by Seller hereunder and thereunder, respectively. The execution, delivery and compliance by Seller with the terms of this Agreement and the documents contemplated hereby to be executed by Seller, and the consummation by Seller of the transactions contemplated hereby and thereby, have been, or will be before the

Closing, duly authorized by all necessary corporate action by Seller. This Agreement has been duly executed and delivered by Seller, and this Agreement constitutes, and the documents contemplated hereby to be executed by Seller, upon their execution and delivery as herein provided will constitute, the legal, valid and binding obligations of Seller, as applicable, enforceable against Seller in accordance with the terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

        2.5 NO CONFLICTS. Except as set forth on SCHEDULE 2.5, the execution and delivery of this Agreement and the documents contemplated hereby to be executed by Seller do not, and compliance by Seller with the terms hereof and thereof and consummation by Seller of the transactions contemplated hereby and thereby will not, (a) violate or conflict with any existing term or provision of any law, statute, ordinance, rule, regulation, order, writ, judgment, injunction or decree applicable to Seller; (b) conflict with or result in a breach of or default under any of the terms, conditions or provisions of the articles of incorporation or bylaws of Seller or any agreement or instrument to which Seller is a party or otherwise subject, or by which Seller, and the Business or any of the Assets may be bound; (c) result in the creation or imposition of any Lien upon the Business or any of the Assets; (d) give to others any right of termination, cancellation, acceleration or modification in or with respect to any agreement or instrument to which Seller is a party or otherwise subject, or by which Seller, the Business or the Assets may be bound or subject; or (e) breach any fiduciary duty owed by Seller to any person or entity.

        2.6 CONSENTS AND APPROVALS. The execution and delivery by Seller of this Agreement and the documents contemplated hereby to be executed by Seller, compliance by Seller with the terms hereof and thereof and consummation by Seller of the transactions contemplated hereby and thereby do not require Seller to obtain any consent, approval or action of, make any filings with or give any notice to any public, governmental or judicial authority, other than with respect to regulatory filings of a routine nature required in the ordinary course of business following the Closing to inform parties of the closing of the transactions hereunder.

        2.7     TITLE TO PROPERTIES; CONDITION.

                (a) Seller has, and upon the sale, assignment, transfer and conveyance of the Assets to Buyer there will be vested in Buyer, good and marketable title to the Assets free and clear of all liens, claims and encumbrances other than as set forth on SCHEDULE 2.7.

                (b) The Assets have been installed, operated and maintained in accordance with accepted industry practice, are free from latent defects or defects of workmanship or materials, are suitable for the purposes for which they have been and are being employed in the operation of the Business and are in good operating condition and repair, ordinary wear and tear excepted. Copies of all leases, operating agreements, maintenance agreements, management agreements, mortgages and other contracts, documents or agreements applicable to the Assets have been provided or made available to Buyer. Except as set forth on
        SCHEDULE 2.7, there are no actual, pending or, to the knowledge of Seller, threatened claims against the Assets that could give rise to a Lien, or acts or incidents which could give rise to any such claims, relating to or arising out of the Assets or the operation of the Business. The Assets and the assets of the Subsidiaries constitute all assets, properties and rights necessary or used in the Business as presently operated by Seller and the Subsidiaries and are owned or leased by Seller and the Subsidiaries and not by any affiliate of Seller (other than the Subsidiaries) or other party. As to each contract that constitutes part of the Assets, such contract is in full force and effect, no notice of cancellation or termination or default has been received by Seller and, to Seller's knowledge, no event or condition has occurred or exists which, with notice or lapse of time or both, would constitute a default thereunder. The transfer contemplated hereby will not affect the validity or enforceability of such contracts. As to each lease or license, the leasehold or licensee's interest which constitutes part of the Assets is in full force and effect, no notice of cancellation or termination under any option or right reserved to the lessor or licensor under such lease or license or notice of default has been received by Seller and, except as set forth on SCHEDULE 2.7 or to the knowledge of Seller, no event or condition has occurred or exists which, with notice or lapse of time or both, would constitute a default thereunder. Seller has not assigned its interest under any such lease or license or subleased the premises demised thereby or sublicensed the right or license granted thereby. Except as set forth on SCHEDULE 2.7, Seller has the right to transfer all of its right, title and interest in the leases and licenses included in the Assets without any consent, and the transfer contemplated hereby will not affect their validity or enforceability. The Facilities (as defined in Section 2.25 below) have free and uninterrupted access to and from a dedicated public right-of-way through a valid and subsisting easement, and such access is adequate for the use being made of the parcel being accessed as the Business is presently conducted. Except as set forth on SCHEDULE 2.7, there are no imperfections of title, Liens, security interest, claims or other charges or encumbrances affecting the real property covered by any lease to be assigned to Buyer pursuant to this Agreement that interferes or may in the future interfere with the use of the Assets or the operation of the Business.

        2.8 FINANCIAL STATEMENTS. Attached hereto as SCHEDULE 2.8 are true and complete copies of (a) the unaudited balance sheet of Seller and the Subsidiaries as of August 31, 2004, the unaudited statements of income, retained earnings, and cash flows of Seller and the Subsidiaries for the interim period commencing on January 1, 2004 and ending on August 31, 2004, and (b) the audited balance sheets of Seller and the Subsidiaries as of December 31, 2003, 2002 and 2001 and the related statements of income, retained earnings, and cash flows for the years then ended, including the notes relating thereto (collectively the "FINANCIAL STATEMENTS"). The Financial Statements present fairly, in all material respects, the consolidated financial position of Seller and the Subsidiaries as of the dates indicated, and the consolidated results of its operations and its cash flows for the periods then ended in conformity with accounting principles generally accepted in the United States of America; PROVIDED, HOWEVER, that the unaudited Financial Statements do not include (i) footnote disclosures, and (ii) normal recurring year-end adjustments relating to tax accruals. Except as set forth on SCHEDULE 1.2 or incurred or acquired in the ordinary course of the Business after August 31, 2004, there are no material liabilities, contingent or definite, and no material assets of Seller or the Subsidiaries that are not accounted for in the Financial Statements and such detailed schedules.

        2.9 CUSTOMARY BUSINESS PRACTICE. Neither Seller nor any officer, director, employee or agent of Seller acting on behalf of Seller or the Subsidiaries, has made or authorized the making of, directly or indirectly, any offer, payment or promise to pay any money or give anything of value to (a) any official or employee of a Governmental Body, (b) any political party or official thereof or any candidate for political office or (c) except entertainment usual or customary in the industry and gifts of nominal value, any customer, supplier, or competitor of Seller or any employee, officer or director thereof in order to assist such company in obtaining or retaining business for or with, or directing business to, any person, nor engaged in any other practice (including without limitation violation of any antitrust law or law regulating minority business enterprises), which would subject the Business to any damage or penalty in any civil, criminal or governmental litigation or proceeding or which could be used as the basis for termination or modification of any material contract, license or other instrument related to the Business to which Seller is a party. For purposes hereof, the term "GOVERNMENTAL BODY" shall mean any court or any foreign or domestic federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

        2.10 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth on the Financial Statements or on SCHEDULE 2.10, there has not been, occurred or arisen any of the following as they relate to the Business or the Assets since August 31, 2004:

                (a) any transaction by Seller or the Subsidiaries except in the ordinary course of business;

                (b) any capital expenditure by Seller or the Subsidiaries greater than $10,000;

                (c) any change in, or any event, condition or state of facts of any character peculiar to the Assets or the operation of the Business that individually or in the aggregate adversely affects the Business or the Assets, or that affects the validity or enforceability of this Agreement;

                (d) any destruction, damage or loss suffered by the Business or with respect to any Asset (whether or not covered by insurance);

                (e) any declaration, setting aside or payment of a dividend or other distribution or commitment, obligation or other agreement made with any party with respect to the payment of any dividend or the making of any distribution in respect of any of the capital stock of Seller, or any direct or indirect redemption, purchase or other acquisition by Seller of any of its capital stock;

                (f) any increase in the salary or other compensation, including without limitation all wages, salary, deferred payment arrangements, bonus payments and accruals, profit sharing arrangements, payment in respect of stock options or phantom stock options or similar arrangements, stock appreciation rights or similar rights, incentive payments, pension or employment benefit contributions or similar payments, payable or to become payable by Seller or the Subsidiaries to any of their officers, directors or employees, or the declaration, payment or commitment or obligation of any kind for the payment by Seller or the Subsidiaries of a bonus or increased or additional salary or compensation to any such person;

                (g) any sale, lease or other disposition of any Asset or the assets of the Subsidiaries, except in the ordinary course of business consistent with past practice;

                (h) any mortgage, pledge or other encumbrance of any Asset or the assets of the Subsidiaries;

                (i) any forgiveness of any debt owed to Seller or the Subsidiaries;

                (j) any amendment or termination of any material contract, agreement or license to which Seller or the Subsidiaries is a party or to which any of the Assets are subject, except in the ordinary course of business;

                (k) any breach of the terms of any contract or agreement that is material to the Business;

                (l) any commencement, notice of commencement or, to the knowledge of Seller, threat of commencement of any litigation or any governmental proceeding against or investigation of Seller or the Subsidiaries or the affairs of Seller or the Subsidiaries;

                (m) any issuance or sale by Seller of any of the capital stock of any class of Seller or any of the Subsidiaries, or of any other of its securities or other ownership interests, or any commitment, obligation or agreement to do so;

                (n) any liabilities that have not been disclosed in the Financial Statements, other than those incurred in the ordinary course of business since August 31, 2004;

                (o) any waiver or release of any right or claim of Seller or the Subsidiaries;

                (p) any amendment to any national, federal, state, municipal, local, foreign or other tax returns or reports that have been filed by Seller or the Subsidiaries in any jurisdiction;

                (q) any labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

                (r) any transactions by Seller with an affiliate or related party (other than the Subsidiaries);

                (s) any change by Seller in accounting methods or principles applicable to the Business or the Assets that would be required to be disclosed under generally accepted accounting principles;

                (t) any borrowing of funds, agreement to borrow funds or guaranty by Seller affecting or relating to the Business and/or the Assets, or any termination or amendment of any evidence of indebtedness, contract, agreement, deed, mortgage, lease, license or other instrument to which Seller or the Subsidiaries are bound or by which any of the Assets are bound or to which any of the Assets are subject other than in the ordinary course of business consistent with past practices;

                (u) any payment for executive or similar perquisites, such as automobile expenses, sports tickets or the payment of any expense reports of any employee of Seller not accurately documented by legible and appropriate receipts; or any direct or indirect distribution of cash or other assets and benefits to any officer of Seller or the Subsidiaries except for normal payments of salary and other compensation benefits, reimbursement for business expenses in a manner consistent with the past practices of Seller or the Subsidiaries;

                (v) any acquisitions of any assets, equipment or inventory, other than in the ordinary course of business consistent with past practice;

                (w) any entry into any commitment of any kind, or the occurrence of any event giving rise to any contingent liability not covered by the foregoing that would have an adverse effect on Seller, the Assets or the Business;

                (x) any discretionary contributions to any Plans (as defined in Section 2.18 herein); or

                (y) any contract, commitment or agreement to do any of the foregoing.

        2.11 ABSENCE OF DEFAULTS. Except as set forth on SCHEDULE 2.11, Seller is not in default, and no event has occurred which with notice or lapse of time or both would constitute a default, in any way under any term or provision of any material agreement or instrument to which Seller is a party or by which Seller is bound that relates to or would affect the Business or by or to which any of the Assets is bound or subject or that could adversely affect the ability of Seller to consummate the transactions contemplated hereby.

        2.12 COMPLIANCE WITH LAWS. There has been no failure by Seller to comply in any material respect with any federal, state or local law, statute, ordinance, rule or regulation in any respect that could have an adverse effect on Buyer's ability to conduct normal operations of the Business with the Assets after the Closing or on the ability of Seller to consummate the transactions contemplated hereby.

        2.13 TAX RETURNS AND REPORTS. Except as set forth on SCHEDULE 2.13, Seller has filed all federal, state, local and foreign Tax reports and Tax Returns (including pursuant to extensions) with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, all such returns and reports were materially correct as filed and Seller has paid all Taxes shown thereon or otherwise claimed to be due, and with respect to any Taxes that have accrued but are not yet due, the accrual set forth in the Financial Statements is materially correct. Seller and the Subsidiaries have withheld and, if payable, paid all Taxes which they are required to withhold from, and pay relating to, compensation paid to employees of Seller or the Subsidiaries. Except for any potential liability for sales tax arising out of the ongoing state sales tax audit as summarized on SCHEDULE 2.13, Seller has not received any notice of assessment or proposed assessment by the Internal Revenue Service ("IRS") or any other taxing authority in connection with any Tax Returns and there are no pending tax examinations of any Tax Returns of or tax claims in respect of the Tax Returns asserted against Seller or the Subsidiaries. To Seller's knowledge, there has been no disregard of any applicable statute, regulation, rule or revenue ruling in the preparation of any Tax Return applicable to Seller or the Subsidiaries. To Seller's knowledge, there are no tax liens on any of the Assets or the Assets of the Subsidiaries, except for Liens for current taxes not yet due and payable. To Seller's knowledge, there is no basis for any additional assessment of any Taxes, penalties or interest with respect to Seller or the Subsidiaries. Except for the current extension related to the ongoing sales tax audit, Seller has not waived any law or regulation fixing, or consented to the extension of, any period of time for assessment of any Taxes which waiver or consent is currently in effect. As used in this Agreement, "TAX" or "TAXES" means all income, gross receipts, sales, use, employment, franchise, profits, ad valorem, personal and real property, excise or other taxes, fees, stamp taxes and duties, assessments or charges of any kind whatsoever (whether payable directly or by withholding), together with all interest and all penalties, additions to tax or additional amounts imposed by any taxing or other authority with respect thereto and "TAX RETURN" means all Tax returns and forms required to be filed or furnished with respect to the Assets or the Business.

        2.14 LITIGATION. Except as set forth on SCHEDULE 2.14, (a) there are no actions, claims, suits, investigations or proceedings pending against Seller for which Seller has been served with process or IN REM against any of the Assets or, to the knowledge of Seller, threatened against Seller or IN REM against any of the Assets, at law or in equity, in any court, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or other instrumentality which would (i) adversely affect the validity or enforceability of this Agreement or the documents contemplated hereby to be executed by Seller, (ii) restrict the continuing transaction of business with the customers of the Business, (iii) delay consummation of the transactions contemplated hereby or (iv) establish a Lien against any of the Assets; and (b) Seller is not in violation of any order, decree, judgment, award, determination, ruling or regulation of any court, governmental department, commission, board, bureau, agency or other instrumentality, the result of which violation individually or violations in the aggregate has had or may have an adverse effect on the Business or the Assets or would (i) adversely affect the validity or enforceability of this Agreement or the documents contemplated to be executed by Seller, (ii) restrict the continuing transaction of business with the customers of the Business, (iii) delay consummation of the transactions contemplated hereby; or (iv) establish a Lien against any of the Assets.

        2.15 CUSTOMERS AND SUPPLIERS. The names and addresses of the customers and suppliers of Seller and the Subsidiaries since January 1, 2004 have been provided or made available to Buyer. The relationships of Seller and the Subsidiaries with their customers are satisfactory, and Seller is not aware of any unresolved disputes with any of such customers. Except as set forth in
Schedule 2.15, since January 1, 2004, no customer or supplier has modified or notified in writing the Seller or the Subsidiaries of its intent to not renew or to cancel, limit or modify its relationship with Seller or the Subsidiaries. Seller and the Subsidiaries have shared or provided copies of their customer lists with third parties pursuant to confidentiality and nonuse agreements. Except in connection with prior discussions with third parties regarding the sale of the Assets and the Business, neither Seller nor the Subsidiaries have transferred any customer files of the Business to any party at any time before the Closing and will not transfer copies of any such lists or files to any party after the Closing.

        2.16    ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE.

                (a) SCHEDULE 2.16 sets forth an accurate list of the accounts and notes receivable of Seller and the Subsidiaries outstanding as of the Closing Date, including an accurate aging of all such accounts and notes receivable due in 30-day aging categories. Receivables from and advances to employees, and any entities or persons related to or affiliated with the Seller or the Subsidiaries are separately identified on SCHEDULE 2.16 as of such date. The accounts and notes receivable of Seller and the Subsidiaries reflected in the Financial Statements and all such accounts and notes receivable arising thereafter and on or before the Closing Date on SCHEDULE 2.16 arose from BONA FIDE transactions in the ordinary course of business. The trade and other accounts and notes receivable of Seller and the Subsidiaries which are classified as current assets on the Financial Statements and/or SCHEDULE
        2.16 are BONA FIDE receivables, are stated in accordance with generally accepted accounting principles and, to the knowledge of Seller, are fully collectible after giving effect to any bad debt reserves expressly set forth in the Financial Statements. To the knowledge of Seller, no material counterclaims or offsetting claims with respect to such accounts and notes receivables are pending or threatened.

                (b) SCHEDULE 2.16 also sets forth an accurate list of all accounts payable of Seller and the Subsidiaries as of the Closing Date. All the accounts and notes payable reflected in the Financial Statements, and all accounts and notes payable arising thereafter and before the date hereof arose from BONA FIDE transactions in the ordinary course of business and are stated in accordance with generally accepted accounting principles.

        2.17 INVENTORIES. As of the Closing Date, the inventories of Seller and the Subsidiaries consist of raw materials, goods in process and finished goods, are saleable in the ordinary course of business of Seller and the Subsidiaries, and are not excessive in kind or amount in light of such business. All inventories are carried on the books of Seller and the Subsidiaries at the lower of cost or market pursuant to the normal inventory valuation policy of Seller or the Subsidiaries, as applicable. Neither Seller nor the Subsidiaries are committed as of the date hereof, nor will they be committed as of the Closing Date, to purchase inventories in amounts greater than are required in the ordinary course of its business. With respect to inventories in the hands of suppliers for which Seller or the Subsidiaries will be committed as of the Closing Date, such inventories on the Closing Date will be usable in the ordinary course of business as presently being conducted. All such inventories referred to above are usable within one (1) year of the Closing Date.

        2.18    ERISA AND RELATED MATTERS.

                (a) SCHEDULE 2.18 sets forth an accurate schedule of each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and deferred compensation arrangements sponsored, maintained or contributed to currently by Seller or any ERISA Affiliate (each such plan and arrangement being herein referred to as a "PLAN"), true, complete and correct copies of which have been provided to Buyer. Except as set forth on SCHEDULE 2.18, neither Seller nor any ERISA Affiliate sponsors, maintains or contributes, currently or at any time during the preceding five years, to any plan, program, fund or arrangement that constitutes an "employee benefit plan," nor does Seller or any ERISA Affiliate have any obligation to contribute to or accrue or pay any benefits under any deferred compensation or retirement funding arrangement on behalf of any employee or employees (such as, for example, and without limitation, any individual retirement account or annuity, retiree medical benefits or "excess benefit plan" (within the meaning of Section 3(36) of ERISA) or any non-qualified deferred compensation arrangement). For the purposes of this Agreement, the term "employee pension benefit plan" shall have the same meaning given that term in Section 3(2) of ERISA, and the term "ERISA Affiliate" means any entity that is a member of the same controlled group as Seller, as described in Section 414 of the Code. During the six years immediately preceding the Closing Date, neither the Seller nor any ERISA Affiliate has maintained or been obligated to contribute to any "pension plan" within the meaning of Section 3(37) of ERISA.

                (b) All Plans listed on SCHEDULE 2.18 are in compliance in all material respects with all applicable provisions of ERISA, the Code and the regulations issued thereunder, as well as with all other applicable federal, state and local statutes, ordinances and regulations. All accrued contribution obligations of Seller with respect to any Plan have either been fulfilled in their entirety or are fully reflected on the Financial Statements.

                (c) Each Plan that is intended to qualify under Section 401(a) of the Code (a "QUALIFIED PLAN") has been determined by the IRS to be so qualified. Except as disclosed on SCHEDULE 2.18, all reports and other documents required to be filed with any governmental agency or distributed to Plan participants or beneficiaries (including, but not limited to, actuarial reports, audits or tax returns) have been timely filed or distributed. Seller has not engaged in any transaction prohibited under the provisions of Section 406 of ERISA or Section 4975 of the Code. No Plan has incurred, and neither Seller nor any ERISA Affiliate has incurred, any liability for excise tax or penalty due to the IRS or any liability to the Pension Benefit Guaranty Corporation. There have been no terminations, partial terminations or discontinuances of contributions to any such Qualified Plan during the preceding five years without notice to and approval by the IRS and payment of all obligations and liabilities attributable to such Qualified Plan.

                (d)     Each Plan which is a "group health plan," as defined in
        Section 607(1) of ERISA or Section 5000(b)(1) of the Code, has been operated in material compliance with provisions of Part 6 and 7 of Title I, Subtitle B of ERISA, Sections 1171-1179 of the Social Security Act (relating generally to the security and electronic transfer of health information) and Sections 4980B, 9801-9803, 9811, 9812, and 9831-9833 of
        the Code at all times. To the extent the group health plan is a "health plan" within the meaning of 45 C.F.R. Parts 160 and 164, but not a "small health plan" within the meaning of 45 C.F.R. Parts 160 and 164, it satisfies the privacy requirements described in regulations issued under Sections 262 and 264 of the Health Insurance Portability and Accountability Act of 1996 or, if the group health plan is a "small health plan" within the meaning of 45 C.F.R. Parts 160 and 164, will satisfy the privacy requirements described in such regulations by April 1, 2004.

        2.19 CONTRACTS AND COMMITMENTS. SCHEDULE 2.19 sets forth a list of all of the following material documents or agreements, or summaries of material oral agreements or understandings, relating to the Business or the Assets to which, on the date of this Agreement, Seller or the Subsidiaries are a party, or which relate to or affect Seller and the Business, the Assets or the transactions contemplated hereby and all documents or agreements which may require any action or consent in connection with such transactions, as they may have been amended to the date hereof:

                (a) any written employment or consulting agreement, contract or commitment with any employee, officer or director or any contract or agreement with other consultants;

                (b) any agreement, contract or commitment with any party containing any covenant limiting the ability of Seller or the Subsidiaries or any employee of Seller or the Subsidiaries to engage in business or to compete in any location or with any person;

                (c) any partnership or joint venture agreement with any party or any arrangements with any party with respect to the sharing of or in the profits or revenues of Seller, including without limitation any licensing or royalty agreements;

                (d) any agreement or instrument relating to the borrowing of money, or the direct or indirect guarantee of any obligation for, or an agreement to service the repayment of, borrowed money or any other contingent obligations in respect of indebtedness of any other party;

                (e) any agreement, contract or commitment relating to the future disposition or acquisition of any investment in any party or of any interest in any business enterprise involving the Business or the Assets;

                (f) any contract or commitment for capital expenditures or the acquisition or construction of fixed assets;

                (g) any contract or commitment for the sale or furnishing of materials, supplies, merchandise, equipment or services;

                (h) any written or unwritten agreement, contract, commitment or other arrangement, between or among Seller or the Subsidiaries and any of the affiliates of or parties related to Seller or the Subsidiaries;

                (i) any contract which grants to any person a preferential right to purchase any of the assets of Seller or the Subsidiaries;

                (j) any contract, agreement or commitment with respect to the discharge or removal of a Contaminant (as defined in Section 2.25 below) other than in the ordinary course of business; and

                (k) any other agreement or instrument not made in the ordinary course of business.

True and complete copies of such documents and agreements have been delivered or made available to Buyer. There is no course of dealing, waiver, side agreement, arrangement or understanding applicable to any such contract of Seller.

        2.20 PATENTS, TRADEMARKS AND COPYRIGHTS. Neither Seller nor the Subsidiaries own or are a licensee or sublicensee of any patents, trademarks, registered copyrights or other intellectual property rights except for (i) the patents, trademarks and copyrights set forth on SCHEDULE 2.20, (ii) the corporate names that are being sold hereunder; (iii) such rights that are incorporated by the manufacturers into the Assets, without granting Seller any specified rights therein; and (iv) software license agreements and related contracts, pursuant to which the payment of all costs, fees and royalties have been duly and timely paid by Seller and no event of default has occurred thereunder. There have been no claims made, and Seller has not received any notice and does not otherwise know or have reason to believe that the operation of the Business or any of the Assets is in conflict with the rights of others.

        2.21 INSURANCE. SCHEDULE 2.21 sets forth a true, complete and correct list of all insurance policies of any kind or nature covering Seller and the Subsidiaries with respect to the Business and the Assets, including without limitation policies of life, fire, theft, employee fidelity, worker's compensation, property and other casualty and liability insurance, and indicates the type of coverage, name of insured, the insurer, the premium, the expiration date of each policy and the amount of coverage for statutory workers' compensation. Set forth on SCHEDULE 2.21 is a list of any currently pending claims and any claims asserted under such policies or similar policies within the last three (3) years. The premiums for the insurance policies listed in
SCHEDULE 2.21 that are due and payable have been fully paid. The insurance afforded under such policies or certificates is in full force and effect and will continue to cover Seller with respect to the Business and the Assets through the Closing. True, complete and correct copies of each such policy have been made available to Buyer.

        2.22 EMPLOYEES. Seller has provided to Buyer lists of all employees of Seller and the Subsidiaries, the dates of hire and the rates of pay for each employee of Seller or the Subsidiaries, and all commission, bonus or other compensation or expense reimbursement or allowance arrangements between Seller or the Subsidiaries and any of their employees. SCHEDULE 2.22 lists each management or employment contract or contract for personal services and a description of any understanding or commitment between Seller or the Subsidiaries and any officer, consultant, director, employee, independent contractor or other person or entity. True and complete copies of such contracts and descriptions of such understandings and commitments have been delivered to Buyer. As of the Closing Date, neither Seller nor the Subsidiaries have made any statement or communication of any kind regarding whether, or the terms and conditions upon which, any such employee may be employed by Buyer. Seller has taken all necessary actions to comply with the Worker Adjustment and Retraining Notification Act (the "WARN ACT") through the Closing Date, to the extent it is subject to the WARN Act, and Buyer shall have no disclosure or announcement obligations under the WARN Act as a result of the transactions contemplated by this Agreement.

        2.23 LABOR AGREEMENTS; DISPUTES. Neither Seller nor the Subsidiaries are a party to and have no obligation under any collective bargaining agreement or other labor union contract, white paper or side agreement with any labor union or organization, nor any obligation to recognize or deal with any labor union or organization. There are no existing or, to Seller's knowledge, pending activities or efforts of any labor union or organization (or representatives thereof) relating to any strikes, demands, slowdowns, work stoppages or lock-outs of any kind, or overt threats thereof, by or with respect to any of its employees, or any actual or claimed representatives thereof, and no such activities, efforts, strikes, demands, slowdowns, work stoppages or lock-outs occurred during the three-year period preceding the date hereof. There are no charges or complaints involving any federal, state or local civil rights enforcement agency or court; complaints or citations under the Occupational Safety and Health Act or any state or local occupational safety act or regulation; unfair labor practice charges or complaints with the National Labor Relations Board; or other claims, charges, actions or controversies pending, or, to Seller's knowledge, threatened or proposed, involving Seller or the Subsidiaries and any employee, former employee or any labor union or other organization representing or claiming to represent such employees' interests, which could adversely affect the Business. Seller and the Subsidiaries are and have heretofore been in compliance in all respects with all laws, rules and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, the sponsorship, maintenance, administration and operation of (or the participation of its employees in) employee benefit plans and arrangements and occupational safety and health programs, and Seller is not engaged in any violation of any law, rule or regulation related to employment, including unfair labor practices or acts of employment discrimination, which could materially adversely affect the Business.

        2.24 REGULATORY FILINGS. Seller and the Subsidiaries have filed all reports, statements, documents, registrations, filings or submissions required, in connection with the operation of the Business or the Assets, to be filed by Seller or the Subsidiaries with any federal, state, municipal or other governmental department, commission, board, bureau, agency or other instrumentality. All such filings complied in all material respects with applicable law when filed and no deficiencies have been asserted by any such regulatory authority with respect to such filings or submissions.

        2.25    ENVIRONMENTAL AND HEALTH AND SAFETY MATTERS.

                (a) As used in this Section 2.25(a) and Section 9.1(b) all terms appearing in initial capitals shall have the meaning given them in
        Section 2.25(b) hereof. With respect to the Business and the Facilities,
        (i) to the knowledge of Seller, the operations of Seller comply with all applicable environmental, health and safety statutes, treaties, conventions, rules, ordinances, and regulations in all jurisdictions in which Seller conducts business, including, without limitation, all Environmental Laws applicable to the jurisdictions in which operations are conducted; (ii) none of the operations of Seller are subject to any judicial or administrative proceeding alleging the violation of any Environmental Law; (iii) none of the operations of Seller are the subject of any federal or state investigation evaluating whether any Remedial Action is needed to respond to a Release of any Contaminant or other substance into the environment; (iv) Seller has not filed any notice under any Environmental Law applicable to the jurisdiction in which operations of Seller are conducted indicating past or present treatment, storage or disposal of a hazardous waste or reporting a Release of a Contaminant or other substance into the environment; (v) Seller has no contingent liability in connection with any Release of any Contaminant or other substance into the environment, including, without limitation, any contingent liability for failure to report a Release;
        (vi) none of the operations of Seller involve the generation, transportation, treatment or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 (in effect as of the date of this Agreement) or any state equivalent thereof, in violation of any Environmental Law applicable to the jurisdiction in which operations of Seller are conducted, including, without limitation, statutes, regulations and laws pertaining to permits and manifests; (vii) Seller has not disposed of any hazardous waste or substance or other material by placing it in or on the ground or waters of any premises owned, leased or used by Seller in violation of any Environmental Law applicable to the jurisdiction in which operations of Seller are conducted nor has any lessee or prior owner; (viii) to the knowledge of Seller, no underground storage tanks or surface impoundments are, on any of the locations upon which the operations of Seller are conducted, in violation of any Environmental Law applicable to the jurisdiction in which operations of Seller are conducted; and (ix) no Lien in favor of any governmental authority for (A) any liability under Environmental Laws applicable to the jurisdiction in which operations of Seller with respect to the Business are conducted, or (B) damages arising from or costs incurred by such governmental authority in response to a release of a Contaminant or other substance into the environment has been filed or attached to any of the assets of Seller or, to the knowledge of Seller, any of the locations upon which the operations of Seller with respect to the Business are conducted.

                (b) ENVIRONMENTAL DEFINITIONS. Each of the following terms shall have the meaning indicated below:

                "CONTAMINANT" shall mean those substances or materials that are defined as hazardous or toxic or that are regulated by or form the basis of liability under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls ("PCBs"), and radioactive substances, or any other material or substance that constitutes a health, safety or environmental hazard to any person or property.

                "ENVIRONMENTAL CLAIM" shall mean any notice of violation, claim, demand, abatement or other order or direction (conditional or otherwise) by any governmental authority or any person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden, accidental or non-accidental Releases) of or exposure to any Contaminant, into or onto the environment (including, without limitation, the air, ground, water or any surface) at, in, by, from or related to the Facilities, (ii) the transportation, storage, treatment or disposal of materials in connection with the operation of the Facilities or (iii) the violation or alleged violation of any statutes, ordinances, orders, rules, regulations, Permits or licenses of or from any governmental authority, agency or court relating to environmental matters connected with the Facilities.

                "ENVIRONMENTAL LAWS" shall mean all federal, state or local laws relating to health, safety or the environment, including, without limitation, the Comprehensive

        Environmental Response, Compensation and Liability Act ("CERCLA") (42 U.S.C. ss. 9601 ET SEQ.), the Hazardous Material Transportation Act (49 U.S.C. ss. 1801 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 ET SEQ.), the Clean Air Act (42 U.S.C. ss. 7401 ET SEQ.), the Clean Water Act (33 U.S.C. ss. 1251 ET SEQ.), the Toxic Substances Control Act, as amended (15 U.S.C. ss. 2601 ET SEQ.), the National Environmental Policy Act (42 U.S.C. ss. 4321 ET SEQ.), the Oil Pollution Act (33 U.S.C. ss. 2701 ET SEQ.), and the Occupational Safety and Health Act (29 U.S.C. ss. 651 ET SEQ.), as these laws have been amended or supplemented, and any analogous state or local statutes, rules or ordinances and the regulations promulgated pursuant thereto.

                "FACILITIES" shall mean real and personal property owned, leased or used by Seller with respect to the Business, including, without limitation, the Assets.

                "PERMIT" shall mean any permit, approval, authorization, license variance, or permission required from a governmental authority under any applicable Environmental Laws.

                "RELEASE" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or out of any property owned or leased by Seller, including the movement of any Contaminant through or in the air, soil, surface water, groundwater or property and including without limitation the meanings of such words as set forth in the Environmental Laws.

                "REMEDIAL ACTION" shall mean all actions required or voluntarily undertaken to (1) clean up, remove, treat, or in any other way address any Contaminant in the indoor or outdoor environment; (2) prevent the Release or threat of Release, or minimize the further Release of any Contaminant so it does not migrate or endanger or threaten to endanger public health or welfare of the indoor or outdoor environment; or (3) perform pre-remedial studies and investigations and post-remedial monitoring and care.

        2.26 BROKERS/ADVISORS. All negotiations with respect to this Agreement and the transactions contemplated hereby have been carried out by Seller with Buyer, without the intervention of any person on behalf of Seller in such manner as to give rise to any valid claim by any person against Buyer for a finder's fee, brokerage commission or similar payment.

        2.27 DISCLOSURE. To Seller's knowledge, each response by Seller or through its officers, employees or other representatives to inquiries in connection with the due diligence performed by representatives of Buyer, as revised or updated by subsequent disclosures and this Agreement, was complete and accurate in all material respects. Copies of the most recent versions of all documents and other written information referred to herein or in the schedules that have been delivered or made available to Buyer are true, correct and complete copies thereof and include all amendments, supplements or modifications thereto or waivers thereunder. To Seller's knowledge, such documents and other written information do not omit any material facts necessary, in light of the circumstances under which such information was furnished, to make the statements set forth therein not misleading in any material respect. Except as expressly set forth in this Agreement and the schedules or in the certificates or other documents delivered pursuant hereto, Seller has no knowledge of any facts which will or may reasonably be expected to have any material adverse effect on the value of the Business or the Assets.

        2.28    TRANSACTIONS WITH AFFILIATES. Except as otherwise set forth on
SCHEDULE 2.28, there are no contracts or arrangements (formal or informal, written or oral) related directly or indirectly to the Business or the Assets between Seller and any other persons controlling, under common control with or controlled by Seller.

                                   ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES
                                    OF BUYER

        Buyer represents and warrants to Seller that:

        3.1 ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

        3.2 AUTHORITY OF BUYER. Buyer has all requisite corporate power and authority to enter into this Agreement and the documents contemplated hereby to be executed by Buyer and to perform the obligations to be performed by Buyer hereunder and thereunder. The execution, delivery and compliance by Buyer with the terms of this Agreement and the documents contemplated hereby to be executed by Buyer, and the consummation by Buyer of the transactions contemplated hereby and thereby have been, or will be before the Closing, duly authorized by all necessary corporate actions by Buyer. This Agreement has been duly executed and delivered by Buyer. This Agreement constitutes, and the documents contemplated hereby to be executed by Buyer upon its execution and delivery as herein provided will constitute the legal, valid and binding obligations of Buyer, enforceable against the Buyer in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

        3.3 NO CONFLICTS. The execution and delivery of this Agreement by Buyer, and the consummation of the transactions contemplated hereby, and the execution and delivery by Buyer of, and the consummation of the transactions contemplated by, the documents contemplated hereby to be executed by Buyer, will not (a) violate or conflict with any existing term or provision of any law, statute, ordinance, rule, regulation, order, writ, judgment, injunction or decree applicable to Buyer; (b) conflict with or result in a breach of or default under any of the terms, conditions or provisions of the articles of incorporation or bylaws of Buyer or any agreement or instrument to which Buyer is a party or by which Buyer or any of the assets or properties thereof may be bound or subject; (c) result in the creation or imposition of any Lien upon the assets or properties of Buyer; (d) give to others any right of termination, cancellation, acceleration or modification in or with respect to any agreement or instrument to which Buyer is a party, or by which Buyer or any of the assets or properties thereof may be bound or subject; or (e) breach any fiduciary duty of Buyer to any person or entity.

        3.4 CONSENTS AND APPROVALS. The execution and delivery by Buyer of this Agreement and the documents contemplated hereby to be executed by Buyer, compliance by Buyer with the terms hereof and thereof, and the consummation by Buyer of the transactions contemplated hereby and thereby, do not require Buyer to obtain any consent, approval or action of, or make any filing with or give any notice to (other than filings and press releases required under applicable securities laws) any corporation, person or firm or other entity or any public, governmental or judicial authority, other than with respect to regulatory filings of a routine nature required in the ordinary course of business following the Closing to inform parties of the closing of the transaction hereunder.

        3.5 BROKERS. All negotiations with respect to this Agreement and the transactions contemplated hereby have been carried out by Buyer directly with Seller, without the intervention of any person on behalf of Buyer in such manner as to give rise to any valid claim by any person against Seller for a finder's fee, brokerage commission or similar payment.

        3.6 LITIGATION. There are no actions, claims, suits, investigations, inquiries or proceedings pending against Buyer or, to the knowledge of Buyer, overtly threatened against Buyer, at law or in equity, in any court, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or other instrumentality which could reasonably be expected to materially and adversely affect the validity or enforceability of this Agreement or the documents contemplated hereby to be executed by Buyer and Buyer is not in violation of any order, decree, judgment, award, determination, ruling or regulation of any court, governmental department, commission, board, bureau, agency or other instrumentality.

                                   ARTICLE 4
                               COVENANTS OF SELLER

        Seller covenants and agrees with Buyer that:

        4.1 APPROVALS. Seller shall take all reasonable steps, and shall use reasonable commercial efforts to obtain, and shall cooperate with Buyer in obtaining, as promptly as possible, all approvals, authorizations and clearances of governmental and regulatory bodies and officials required to consummate the transactions contemplated hereby. Seller shall provide such other information and communications to governmental and regulatory authorities, as such governmental and regulatory authorities or Buyer may reasonably request and shall use reasonable commercial efforts to obtain the requisite consents of third parties required to consummate the transactions contemplated hereby but only if no material payment or other material concessions are required of Seller to obtain such consents. Except as otherwise set forth herein, Seller shall not be required to make any material payment or other material concession or to assume any obligation in connection with obtaining such consents.

        4.2 COMPLIANCE WITH LEGAL REQUIREMENTS. Seller shall use reasonable commercial efforts to comply promptly with all requirements which federal or state law may impose on Seller or any of its affiliates with respect to the transactions contemplated by this Agreement, and will promptly cooperate with and furnish information to Buyer in connection with any such requirements imposed upon them in connection therewith.

        4.3 CHANGE OF CORPORATE NAME. Seller shall, no later than the first business day following the Closing Date, cause (i) an amendment to the articles or certificate of incorporation of Seller to be filed changing the name thereof to a name not in violation of the assignment of right to Seller's and subsidiaries' names as contemplated in Section 1.1 and (ii) all of Seller's assumed names to be abandoned, if any, so as not to interfere with the ability of Buyer (or its affiliates) to use the "Newbridge Corporation," "Newbridge Information Services" and "Matrix Digital Technologies" names or any derivatives thereof. Seller shall take all necessary action to file such amendments and abandon such names within the required time period. Seller shall not, directly or indirectly, use the "Newbridge Corporation," "Newbridge Information Services" and "Matrix Digital Technologies" names or any derivative or similar names in any manner or for any reason following the Closing except as may be reasonably necessary to transition the Business and Assets to Buyer.

        4.4 CONFIDENTIALITY. Seller shall not disclose directly or indirectly or allow any of its respective affiliates to disclose directly or indirectly to third parties, other than to Seller's legal counsel, accountants or, in connection with the transactions contemplated herein, other professional advisors nor will Seller use for its own benefit or the benefit of any third party or allow any of its affiliates to use for their own benefit or the benefit of any third party, any trade secrets, customer and supplier lists, marketing arrangements, business plans, projections, financial information, training manuals, pricing manuals, product and service development plans, market strategies, internal performance statistics, business secrets or other information relating to the Business or the Assets or any information that Seller has obtained from Buyer in connection with this Agreement with respect to Buyer or any of its affiliates, unless disclosure may otherwise be required pursuant to applicable law or governmental or judicial authority; provided, however, that the party being required to disclose such information shall notify Buyer party promptly after receipt of any demand for disclosure to provide Buyer with an opportunity to legally prevent such disclosure.

        4.5 REQUIRED FINANCIAL STATEMENTS. Seller shall cooperate with Buyer, including, without limitation, by providing appropriate responses and representation letters to the auditors, in the preparation of such audited and unaudited balance sheets, income statements and other financial statements with respect to the business of Seller for such fiscal years and interim periods as may be determined by Buyer, upon the advice of its counsel and independent public accountant, to be required by the rules and regulations of the Securities and Exchange Commission in connection with filings that may be made or may be required to be made by Buyer under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and any related rules, regulations or state statutes, rules or regulations.

        4.6 PAYMENTS RECEIVED POST-CLOSING. After the Closing, any additional payments received by Seller with respect to the Business or the Assets shall constitute a portion of the Assets and Seller shall forward such payments to Buyer within five (5) business days of the receipt thereof.

        4.7 COOPERATION AND SUPPORT. After the Closing Date, Seller shall assist Buyer in transitioning the Assets and Business to Buyer and, in connection therewith, Seller shall provide adequate support and assistance (for no additional consideration) as may be reasonably requested by Buyer.

                                   ARTICLE 5
                               COVENANTS OF BUYER

        Buyer covenants and agrees with Seller that:

        5.1 APPROVALS. Buyer shall take all reasonable steps, and shall use reasonable commercial efforts to obtain, and shall cooperate with Seller in obtaining, as promptly as possible, all approvals, authorizations and clearances of governmental and regulatory bodies and officials required to consummate the transactions contemplated hereby. Buyer shall provide such other information and communications to governmental and regulatory authorities as such governmental and regulatory authorities or Seller may reasonably request and shall use reasonable commercial efforts to obtain any requisite consents of third parties, to the extent required to consummate the transactions contemplated hereby but only if no payment or other concessions are required of Buyer to obtain such consents. Notwithstanding any other language herein, Buyer shall not be required to make any material payment or other material concession or assume any material obligation (other than with respect to contracts expressly assumed hereunder that constitute Assumed Liabilities) in connection with obtaining such consents.

        5.2 COMPLIANCE WITH LEGAL REQUIREMENTS. Buyer shall use reasonable commercial efforts to comply promptly with all requirements which federal or state law may impose on them or any of their affiliates with respect to the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to Seller in connection with any such requirements imposed upon them in connection therewith.

        5.3 BOOKS AND RECORDS. Buyer shall retain the Seller's books and records related to the operation of the Business or the Assets, to the extent Buyer receives and is in possession of same, in accordance with Buyer's corporate retention policies, and shall provide Seller reasonable access during normal business hours to such books and records for any reasonable business purpose for a period not to exceed eighteen (18) months following the Closing Date.

        5.4 PAYMENT OF ASSUMED LIABILITIES. At Closing, Buyer shall pay the liabilities of Seller and the Subsidiaries set forth on SCHEDULE 5.4. Subsequent to the Closing, Buyer shall use its commercially reasonable efforts to obtain the release of all guarantors of such liabilities from any and all guarantees of such liabilities.

        5.5 INDEMNIFICATION FOR GUARANTEES. Buyer agrees to indemnify Blayne Lequeux, Michael Weaver and Kenneth Murphy (collectively, the "Guarantors") for any and all claims against any of them which might arise out of the guarantees by the Guarantors for the obligations listed on SCHEDULE 5.5, all of which are Assumed Liabilities of Buyer.

                                   ARTICLE 6
                         DELIVERIES TO BUYER AT CLOSING

        Except as may be waived in writing by Buyer, Seller shall deliver the following to Buyer at Closing:

        6.1 CONSENTS, AUTHORIZATIONS, ETC. Evidence reasonably satisfactory to Buyer that all orders, consents, permits, authorizations, approvals and waivers of every governmental entity or third party required for the consummation of the transactions contemplated hereby, and all filings, registrations and notifications to or with all governmental entities required with respect to the consummation of such transactions, shall have been obtained or given.

        6.2 CORPORATE ACTION BY SELLER. A Secretary's Certificate, dated as of the Closing Date, certifying as to all resolutions of the Board of Directors and stockholders of Seller authorizing this Agreement and the transactions contemplated by this Agreement, and attesting to the incumbency and signature specimens with respect to the officers of Seller executing the Agreement and any other documents delivered pursuant to the Agreement by or on behalf of Seller.

        6.3 EMPLOYMENT AND NONCOMPETITION AGREEMENTS. Executed counterparts from Blayne Lequeux, Fred Parrish, Ken Aiken, Marilyn Souders and Mark Sutton of employment and noncompetition agreements in form satisfactory to Buyer.

        6.4 INSTRUMENTS OF CONVEYANCE. Executed bills of sale, assignments, warranty deeds and other instruments conveying title to the Assets as set forth in Section 1.1, and duly endorsed certificates for all of the capital stock of the Subsidiaries. All such instruments of conveyance shall be in form and content reasonably satisfactory to Buyer and its counsel.

        6.5 PHYSICAL POSSESSION AND CONTROL. Effective physical possession and control of the tangible Assets shall have been tendered by Seller to Buyer.

        6.6 SPECIFIC ASSIGNMENTS. Specific assignments of the names "Newbridge Corporation," "Newbridge Information Services," "Matrix Digital Technologies," the Assumed Contracts and any proprietary information and permits that Buyer may reasonably request to assure their continuity, together with any consents to such assignments that may be required, including, without limitation, for the Assumed Contracts.

        6.7 OTHER REQUESTED DOCUMENTS. Further instruments and documents, in form and content reasonably satisfactory to counsel for Buyer, as may be necessary or reasonably appropriate to consummate the transactions contemplated hereby.

                                   ARTICLE 7
                              DELIVERIES TO SELLER
                                   AT CLOSING

        Except as may be waived in writing by Seller, Buyer shall deliver the following to Seller at Closing:

        7.1 CORPORATE ACTION BY BUYER. A Secretary's Certificate dated as of the Closing Date, certifying as to all resolutions of the Board of Directors of Buyer authorizing this Agreement and the transactions contemplated by this Agreement, and attesting to the incumbency and signature specimens with respect to the officers of Buyer executing the Agreement and any other documents delivered pursuant to the Agreement by or on behalf of Buyer.

        7.2 DELIVERY OF PURCHASE PRICE. The Initial Purchase Price in the manner described in Section 1.5.

        7.3 ASSUMPTION OF ASSUMED LIABILITIES. An executed assignment and assumption agreement for the Assumed Liabilities in form satisfactory to Seller.

                                   ARTICLE 8
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

        The respective representations and warranties made by the parties in this Agreement or in any certificate or document executed and delivered by either party to the other party pursuant to this Agreement, shall survive the Closing Date and the consummation of the transactions contemplated hereby, until the expiration of the Holdback Period.

                                   ARTICLE 9
                                 INDEMNIFICATION

        9.1 INDEMNIFICATION OF BUYER INDEMNITEES. Seller hereby agrees to indemnify and hold the Buyer Indemnitees (as defined below) harmless from and against:

                (a) any and all Adverse Consequences (as defined in Section 9.5) resulting from any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement on the part of Seller under the terms of this Agreement;

                (b) any and all Adverse Consequences suffered or incurred by Buyer resulting from (i) any Environmental Claim, including without limitation any claim arising under any Environmental Law arising out of the operation of the Facilities or any historical use of the Facilities or the underlying property, and (ii) any voluntary or involuntary investigation, removal, cleanup and/or remediation of any contaminant present at or arising out of the operation of the Facilities or any historical use of the Facilities or the underlying property; and

                (c) any and all Adverse Consequences related to or arising from the Excluded Liabilities.

        9.2 INDEMNIFICATION OF SELLER INDEMNITEES. Buyer agrees to indemnify and hold the Seller Indemnitees (as defined below) harmless from and against:

                (a) any and all Adverse Consequences resulting from any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement on the part of Buyer under the terms of this Agreement;

                (b) any and all Adverse Consequences related to or arising from the Assumed Liabilities; and

                (c) any and all Adverse Consequences arising as a result of the ownership of the Assets and/or the use and operation of the Assets from and after the Closing Date.

        9.3 METHOD OF ASSERTING CLAIMS, ETC. The items listed in Section 9.1 and Section 9.2 are sometimes collectively referred to herein as "DAMAGES"; PROVIDED that such reference shall be understood to mean the respective damages from and against which Buyer and its affiliates and their respective subsidiaries, officers, directors, stockholders, agents and attorneys (the "BUYER INDEMNITEES") or Seller and its respective officers, directors, agents and attorneys (the "SELLER INDEMNITEES"), as the case may be, are indemnified as the context requires. The person claiming indemnification hereunder, whether a Buyer Indemnitee or a Seller Indemnitee, is sometimes referred to as the "INDEMNIFIED PARTY" and the party against whom such claims are asserted hereunder is sometimes referred to as the "INDEMNIFYING PARTY". All claims for indemnification by an Indemnified Party under Section 9.1 or Section 9.2 hereof, as the case may be, shall be asserted and resolved as follows:

                (a) If any claim or demand for which an Indemnifying Party would be liable for Damages to an Indemnified Party hereunder is overtly asserted against or sought to be collected from such Indemnified Party by a third party (a "THIRD PARTY CLAIM"), such Indemnified Party shall with reasonable promptness (but in no event later than thirty (30) days after the Third Party Claim is so asserted or sought against the Indemnified Party) notify in writing the Indemnifying Party of such Third Party Claim enclosing a copy of all papers served, if any, and specifying the nature of and specific basis for such Third Party Claim and the amount or the estimated amount thereof to the extent then feasible, which estimate shall not be conclusive of the final amount of such Third Party Claim (the "CLAIM NOTICE"). For this purpose the commencement of any audit or other investigation respecting Taxes shall constitute a Third Party Claim. Notwithstanding the foregoing, failure to so provide a Claim Notice as provided above shall not relieve the Indemnifying Party from its obligation to indemnify the Indemnified Party with respect to any such Third Party Claim except to the extent that a failure to so notify the Indemnifying Party in reasonably sufficient time prejudices the Indemnifying Party's ability to defend against the Third Party Claim. The Indemnifying Party shall have thirty
        (30) days from delivery of the Claim Notice (the "NOTICE PERIOD") to notify the Indemnified Party (i) whether or not the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such Third Party Claim and (ii) whether or not the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such Third Party Claim.

                (b) If the Indemnifying Party notifies the Indemnified Party within the Notice Period that the Indemnifying Party does not dispute its liability to the Indemnified Party and that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Article 9, then the Indemnifying Party shall have the right to defend, at its sole cost and expense, such Third Party Claim by all appropriate proceedings, which proceedings shall be diligently prosecuted by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party (but only if the Indemnifying Party is liable hereunder to the Indemnified Party for the full amount of, and all obligations under, such settlement; otherwise, no such settlement shall be agreed to without the prior written consent of the Indemnified Party). If the Indemnifying Party is liable hereunder to the Indemnified Party for the full amount of such Third Party Claim, the Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; PROVIDED, HOWEVER, that the Indemnified

        Party is hereby authorized, at the sole cost and expense of the Indemnifying Party (but only if the Indemnified Party is actually entitled to indemnification hereunder or if the Indemnifying Party assumes the defense with respect to the Third Party Claim as permitted hereunder), to file during the Notice Period any motion, answer or other pleadings which the Indemnified Party shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party and not prejudicial to the Indemnifying Party (it being understood and agreed that if an Indemnified Party takes any such action which is prejudicial and conclusively causes a final adjudication which is adverse to the Indemnifying Party, the Indemnifying Party shall be relieved of its obligations hereunder with respect to such Third Party Claim); and PROVIDED FURTHER, that if requested by the Indemnifying Party, the Indemnified Party agrees, at the sole cost and expense of the Indemnifying Party, to cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim which the Indemnifying Party elects to contest, or, if appropriate and related to the Third Party Claim in question, in making any counterclaim against the person asserting the Third Party Claim, or any cross-complaint against any person. The Indemnified Party may participate in, but not control (except if the Indemnifying Party is not liable hereunder to the Indemnified Party for the full amount of such Third Party Claim, in which case whichever of the Indemnifying Party or the Indemnified Party is liable for the largest amount of Damages with respect to the Third Party Claim shall control), any defense or settlement of any Third Party Claim with respect to which the Indemnifying Party is participating pursuant to this Section 9.3(b), and except as provided in the preceding sentence, the Indemnified Party shall bear its own costs and expenses with respect to such participation.

                (c) If the Indemnifying Party fails to notify the Indemnified Party within the Notice Period that the Indemnifying Party does not dispute its liability to the Indemnified Party and that the Indemnifying Party desires to defend the Indemnified Party pursuant to this Article 9, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or settled. The Indemnified Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; PROVIDED, HOWEVER, that if requested by the Indemnified Party, the Indemnifying Party agrees, at the sole cost and expense of the Indemnifying Party, to cooperate with the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting, or, if appropriate and related to the Third Party Claim in question, in making any counterclaim against the person asserting the Third Party Claim, or any cross-complaint against any person. Notwithstanding the foregoing provisions of this Section 9.3(c), if the Indemnifying Party has timely notified the Indemnified Party that the Indemnifying Party disputes its liability to the Indemnified Party and if such dispute is resolved in favor of the Indemnifying Party by final, nonappealable order of a court of competent jurisdiction, the Indemnifying Party shall not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this
        Section 9.3(c) or of the Indemnifying Party's participation therein at the Indemnified Party's request and the Indemnified Party shall reimburse the Indemnifying Party in full for all costs and expenses of such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this

        Section 9.3(c) (other than a dispute as to the Indemnifying Party's liability to the Indemnified Party) and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

                (d) If any Indemnified Party should have a claim against any Indemnifying Party hereunder which does not involve a Third Party Claim, the Indemnified Party shall notify the Indemnifying Party of such claim by the Indemnified Party, specifying the nature of and specific basis for such claim and the amount of the estimated amount of such claim (the "INDEMNITY NOTICE"). If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days from delivery of the Indemnity Notice that the Indemnifying Party disputes such claim, the amount or estimated amount of such claim as specified by the Indemnified Party shall be conclusively deemed a liability of the Indemnifying Party. If the Indemnifying Party has timely disputed such claim, as provided above, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction or as the parties otherwise at such time agree.

        9.4 PAYMENT OF INDEMNITY. Any indemnity claim shall be paid in cash by the Indemnifying Party to or on behalf of the appropriate Indemnified Party; provided, however, no claim for indemnification under Section 9.1(a) or (b) shall be brought unless the Damages suffered by the Indemnified Party exceed $25,000. Except for claims for Damages related to the Excluded Liabilities set forth in Section 1.2(b), (c), (d) and (e), no claim shall be brought for indemnification after the expiration of the Holdback Period and the aggregate of all indemnity claims brought against Seller shall not exceed the Holdback Amount.

        9.5 ADVERSE CONSEQUENCES. As used in this Agreement, the term "ADVERSE CONSEQUENCES" shall mean actions, claims, suits, debts, liabilities, obligations, losses, costs, deficiencies, penalties, fines, expenses and other judgments (at equity or in law) and damages whenever arising or incurred, including without limitation, amounts paid in settlement and reasonable attorneys fees and expenses.

                                   ARTICLE 10
                                     NOTICES

        All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received, if so given) by personal delivery, telegram, telecopy, telex, registered or certified mail, postage prepaid, return receipt requested or a nationally recognized overnight courier to the parties at the following addresses:

        If to Seller, to:

                Newbridge Corporation
                14681 Midway Road, Suite 210
                Addison, Texas  75001
                Attention: Mr. Blayne Lequeux

        With a copy to:

                Jones Day
                2727 North Harwood Street
                Dallas, Texas  75201
                Attention: Sally L. Crawford

                If to Buyer, to:

                Docucorp International, Inc.
                5910 N. Central Expressway
                Suite 800
                Dallas, Texas 75206
                Attention: Michael D. Andereck, CEO

        With a copy to:

                Hallett & Perrin
                2001 Bryan Street, Suite 3900
                Dallas, Texas 75201
                Attention: Bruce H. Hallett

        Any party from time to time may change its address for the purpose of notices to that party by giving a similar notice specifying a new address, but no such notice shall be deemed to have been given until it is actually received by the party sought to be charged with the contents.

                                   ARTICLE 11
                                  MISCELLANEOUS

        11.1 INCORPORATION OF SCHEDULES; ENTIRE AGREEMENT. The Schedules attached hereto are an integral part of this Agreement and are incorporated herein by this reference and the specific references thereto contained herein. This Agreement supersedes all prior discussions and agreements among the parties with respect to the subject matter of this Agreement, and this Agreement, including the Schedules hereto to be delivered in connection herewith, contains the sole and entire agreement among the parties hereto with respect to the subject matter hereof.

        11.2 WAIVER. Any term or condition of this Agreement may be waived at any time by the party which is entitled to the benefit thereof; such waiver shall be in writing and shall be executed by the chairman, president or a vice president of each of the parties as applicable. A waiver on one occasion shall not be deemed to be a waiver of the same or any other matter on a future occasion.

        11.3 AMENDMENT. This Agreement may be modified or amended only by a writing duly executed by or on behalf of all the parties hereto.

        11.4 COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

        11.5 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        11.6 GOVERNING LAW. Except as otherwise provided herein, this Agreement and all rights and obligations hereunder, including matters of construction, validity and performance shall be governed by the laws of the State of Texas without giving effect to the principles of conflicts of laws thereof.

        11.7 RISK OF LOSS. The risk of any loss, damage, impairment, confiscation or condemnation of the Assets or any part thereof shall be upon Seller at all times before the Closing Date.

        11.8 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; PROVIDED, HOWEVER, that this Agreement or any right or part hereunder shall not be voluntarily assigned by either party hereto without the prior written consent of the other party hereto, except that Buyer may assign its rights and obligations hereunder to a wholly owned, direct or indirect, subsidiary of Buyer.

        11.9 EXPENSES. Seller shall pay its own legal and other professional expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, the expenses of legal counsel and accountants engaged by them. Buyer shall be responsible for expenses of legal counsel engaged by the Buyer, the expenses of its due diligence review (including expenses of any building and machinery inspections) and other expenses incurred by Buyer in connection herewith and not expressly allocated hereunder.

        11.10 FURTHER ASSURANCES. Seller, on the one hand, and Buyer, on the other hand, at any time after the Closing Date, will promptly execute, acknowledge and deliver any further deeds, assignments, conveyances and other assurances, documents and instruments of transfer, reasonably requested by the other parties and necessary to comply with the representations, warranties and covenants contained herein and will take any action consistent with the terms of this Agreement that may reasonably be requested by the other parties for the purpose of assigning, transferring, granting, conveying, vesting and confirming ownership in or to Buyer, or reducing to Buyer's possession, any or all of the Assets or effecting the assumption of the Assumed Liabilities.

        11.11 NO THIRD PARTY BENEFICIARY. Any agreement to perform any obligation or pay any amount and any assumption of any obligation herein contained, express or implied, shall be only for the benefit of the parties hereto and their respective successors and permitted assigns as expressly permitted in this Agreement, and such agreements and assumptions shall not inure to the benefit of any obligee, whomever, it being the intention of the undersigned that no one shall be or be deemed to be a third party beneficiary of this Agreement other than parties that may have a right to indemnification under this Agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

                                   BUYER:

                                   Docucorp International, Inc.,
                                   a Delaware corporation


                                   By:
                                      ------------------------------------
                                        Michael D. Andereck
                                        Chief Executive Officer


                                   SELLER:

                                   Newbridge Corporation
                                   a Texas corporation


                                   By:
                                      ---------------------------------------
                                        Blayne S. Lequeux
                                        President and Chief Executive Officer